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                            WASHINGTON, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 22, 1997

                                  LASON, INC.

DELAWARE                          0-21407               38-3214743
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(State or other jurisdiction      (Commission           (I.R.S. Employer
of incorporation                  File Number)          Indentification Number)

1305 STEPHENSON HIGHWAY
TROY, MICHIGAN                                          48083
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(Address of Principal                                   (Zip Code)
Executive Offices)


                                 (810) 597-5800
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              (Registrant's Telephone Number, Including Area Code)

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ITEMS 5.    OTHER EVENTS.

            On August 22, 1997, the Company completed a public offering of 4,000,000 shares of its Common Stock at a price of $25.00 per share. Of the 4,000,000 shares of Common Stock in the offering, 2,200,000 were sold by the Company and 1,800,000 shares were sold by certain stockholders of the Company (the "Selling Stockholders"). The Company did not receive any of the proceeds from the sale of the shares of the Selling Stockholders. The Company used the net proceeds from the sale of its shares of Common Stock (approximately $52.0 Million) to repay all of its then outstanding indebtedness under its credit agreement with First Union National Bank (approximately $49.3 Million) and for general corporate purposes.



                                   SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  September 8, 1997                        LASON, INC.



                                          By:  /s/ William J. Rauwerdink
                                             ------------------------------
                                                   William J. Rauwerdink
                                                Its:  Executive Vice President